      As filed with the Securities and Exchange Commission on June 29, 2000
                                                 REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                  DIGITAS INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                         04-3494311
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                    THE PRUDENTIAL TOWER, 800 BOYLSTON STREET
                                BOSTON, MA 02199
                                 (617) 867-1000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                 DIGITAS INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                DIGITAS INC. 2000 STOCK OPTION AND INCENTIVE PLAN
                            AS AMENDED AND RESTATED,
               BRONNER SLOSBERG HUMPHREY CO. 1999 OPTION PLAN AND
                 BRONNER SLOSBERG HUMPHREY CO. 1998 OPTION PLAN
                            (Full title of the plans)
                      ------------------------------------

                               MARSCHALL I. SMITH
                          GENERAL COUNSEL AND SECRETARY
                                  DIGITAS INC.
                    THE PRUDENTIAL TOWER, 800 BOYLSTON STREET
                           BOSTON, MASSACHUSETTS 02199
                                 (617) 867-1000
                              (617) 867-7308 (FAX)
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 WITH A COPY TO:
                              STUART M. CABLE, P.C.
                             JEFFREY C. HADDEN, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000
                              (617) 523-1231 (FAX)

                      ------------------------------------

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
  Title of Securities Being           Amount to Be              Proposed Maximum            Proposed Maximum       Amount of
          Registered                  Registered(1)         Offering Price Per Share    Aggregate Offering Price   Registration Fee
 2000 EMPLOYEE STOCK PURCHASE         2,200,000(2)                 $  16.875(3)             $  37,125,000               $      9,801
             PLAN
   Common Stock, par value
        $.01 per share
------------------------------------------------------------------------------------------------------------------------------------
                                         24,997                    $    8.75                $     218,724               $         58
    2000 STOCK OPTION AND               109,450                    $   12.875               $   1,409,169               $        373
        INCENTIVE PLAN                   71,050                    $   16.375               $   1,163,444               $        307
   Common Stock, par value              206,600                    $   24.00                $   4,958,400               $      1,310
        $.01 per share                7,839,166                    $   16.875(3)            $ 132,285,927               $     34,924
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
       1999 OPTION PLAN               5,874,500                    $    8.75              $  51,401,875               $     13,571
   Common Stock, par value
        $.01 per share
------------------------------------------------------------------------------------------------------------------------------------
       1998 OPTION PLAN               1,680,000                    $    0.94              $   1,579,200               $        417
   Common Stock, par value            5,700,000                    $    1.01              $   5,757,000               $      1,520
        $.01 per share                1,620,000                    $    1.13              $   1,830,600               $        484
                                      2,249,225                    $    1.18              $   2,654,086               $        701
                                         59,225                    $    1.27              $      75,216               $         20
                                        118,449                    $    1.2733            $     150,822               $         40
                                      3,030,524                    $    1.65              $   5,000,365               $      1,321
                                      9,642,000                    $    2.52              $  24,297,840               $      6,415
------------------------------------------------------------------------------------------------------------------------------------
Total                                40,425,186                                           $ 269,907,668               $     71,262
------------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement also relates to such indeterminate number of additional shares available for issuance under the plans as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar event or as otherwise provided for in the plans.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2000 Employee Stock Purchase described herein.

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of the Common Stock on June 27, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Digitas Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

- The description of the Registrant's Common Stock contained in the Registration Statement Form 8-A (Registration Statement No. 333-93585) dated February 25, 2000, as filed with the Securities and Exchange Commission on February 25, 2000, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

- The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with Section 145 of the Delaware General Corporate Law ("DGCL"), Article VII of the Registrant's Certificate of Incorporation (the "Certificate") provides that no director of the Registrant be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Certificate further provides that any repeal of Article VII by the stockholders or an amendment to the DGCL shall not adversely effect any right or protection with respect to acts or omissions occurring prior to such repeal.

     Article V of the Registrant's By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees and agents under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer, an employee or agent of the Registrant, or is acting in any capacity with other entities at the request of the Registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with each of its directors reflecting the foregoing provisions of its By-laws and requiring the advancement of expenses in proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant carries directors' and officers' liability insurance covering its directors and officers.

Item 7. EXEMPTION FROM REGISTRATION.

     Not applicable.

Item 8. EXHIBITS.

     The following is a complete list of exhibits filed as part of this Registration Statement.



EXHIBIT
   *4.1    Amended and Restated Certificate of Incorporation of the Registrant.
   *4.2    By-laws of the Registrant.
   *4.3    Specimen Certificate of Common Stock of the Registrant.
   *4.4    2000 Employee Stock Purchase Plan for the Registrant.
   *4.5    2000 Stock Option and Incentive Plan for the Registrant.
   *4.6    Bronner Slosberg Humphrey Co. 1999 Option Plan for the Registrant.
   *4.7    Bronner Slosberg Humphrey Co. 1998 Option Plan for the Registrant.
    5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   23.1    Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
   23.2    Consent of Arthur Andersen LLP.
   23.3    Consent of PricewaterhouseCoopers LLP.
   24.1    Powers of Attorney (included in the signature page of this
           Registration Statement).


---------------------------------------------
     * Incorporated by reference to the relevant exhibit in the Digitas Inc. Registration Statement on Form S-1 (SEC File No. 333-93585), as amended, as filed with the Securities and Exchange Commission.

Item 9.               UNDERTAKINGS.

        (a)           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of June, 2000.

                         DIGITAS INC.

                         By: /S/ MARSCHALL I. SMITH
                            -------------------------------------------
                             Marschall I. Smith
                             General Counsel, Secretary and Assistant Treasurer

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Marschall I. Smith as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



          SIGNATURE                             TITLE                           DATE

 /S/ DAVID W. KENNY                   Chief Executive Officer              June 29, 2000
----------------------------------    and Chairman of the Board
David W. Kenny                        (Principal Executive Officer)

 /S/ JEFFREY J. COTE                  Corporate Controller                 June 29, 2000
----------------------------------    (Principal Accounting Officer)
Jeffrey Cote

 /S/ MICHAEL F. GOSS                  Chief Financial Officer              June 29, 2000
----------------------------------    (Principal Financial Officer)
Michael F. Goss

 /S/ KATHLEEN L. BIRO                 Director                             June 29, 2000
----------------------------------
Kathleen L. Biro

 /S/ MICHAEL E. BRONNER               Director                             June 29, 2000
----------------------------------
Michael E. Bronner

 /S/ JOHN L. BUNCE, JR.               Director                             June 29, 2000
----------------------------------
John L. Bunce, Jr.

 /S/ ORIT GADIESH                     Director                             June 29, 2000
----------------------------------
Orit Gadiesh

 /S/ PHILIP U. HAMMARSKJOLD           Director                             June 29, 2000
----------------------------------
Philip U. Hammarskjold

 /S/ PATRICK J. HEALY                 Director                             June 29, 2000
----------------------------------
Patrick J. Healy




 /S/ ARTHUR KERN                      Director                             June 29, 2000
----------------------------------
Arthur Kern


     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Digitas Inc. 2000 Employee Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of June, 2000.

                                    DIGITAS INC. 2000 EMPLOYEE STOCK
                                    PURCHASE PLAN

                                    By: /S/ ROBERT GALFORD
                                       -----------------------------------------
                                         Robert Galford
                                         Administrator

                                  EXHIBIT INDEX



EXHIBIT NO.                  DESCRIPTION
   *4.1         Amended and Restated Certificate of Incorporation of the Registrant.
   *4.2         By-laws of the Registrant.
   *4.3         Specimen Certificate of Common Stock of the Registrant.
   *4.4         2000 Employee Stock Purchase Plan for the Registrant.
   *4.5         2000 Stock Option and Incentive Plan for the Registrant.
   *4.6         Bronner Slosberg Humphrey Co. 1999 Option Plan for the Registrant.
   *4.7         Bronner Slosberg Humphrey Co. 1998 Option Plan for the Registrant.
    5.1         Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   23.1         Consent of Goodwin, Procter & Hoar LLP(included in Exhibit 5.1 hereto).
   23.2         Consent of Arthur Andersen LLP.
   23.3         Consent PricewaterhouseCoopers LLP.
   24.1         Powers of Attorney (included in the signature page of this Registration
                Statement).
---------------------


     * Incorporated by reference to the relevant exhibit in the Digitas Inc. Registration Statement on Form S-1 (SEC File No. 333-93585), as amended, as filed with the Securities and Exchange Commission.